UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 17, 2009
Date of Report (date of earliest event reported)
Eastman Kodak Company

(Exact name of Registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
343 State Street
Rochester, New York 14650

(Address of principal executive office) (Zip Code)
(585) 724-4000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 17, 2009, Eastman Kodak Company (the “Company”), Kodak Canada Inc. and certain subsidiaries of the Company entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of March 31, 2009, (as so amended, the “Credit Agreement”), with the lenders party thereto (the “Lenders”) and Citicorp USA, Inc., as agent (the “Agent”).
Pursuant to the Amendment, the Company is permitted to incur additional senior debt in an aggregate principal amount not to exceed $700,000,000 (plus any increase in the principal amount thereof by the amount of any interest that is paid in kind) on the terms and conditions set forth in the Amendment (the “Permitted Senior Debt”), and the guarantors under the Credit Agreement are permitted to guarantee the Permitted Senior Debt. One of the conditions that must be satisfied for the new debt to constitute Permitted Senior Debt is that the covenant, default, remedy and similar provisions, and mandatory prepayment, repurchase, redemption and similar provisions, in each case, must be on market terms (or on terms that are no less favorable to the Company than market terms) for similar issuances of debt by issuers with similar creditworthiness as the Company at the time of the issuance or incurrence of such Permitted Senior Debt (as reasonably determined by the Company).
The Company and the guarantors under the Credit Agreement are permitted to grant a second priority lien on their assets to secure the additional Permitted Senior Debt and guarantees thereof, subject to an intercreditor agreement.
The Company will be required to deposit the net proceeds from the issuance of Permitted Senior Debt into a cash collateral account, up to an aggregate amount equal to the then outstanding principal amount of the Company’s 3.375% Senior Convertible Notes due 2033, which amounts may be used, so long as no event of default or specified default then exists, to satisfy such notes (with any excess after the repayment of such notes being available to repay the Credit Agreement obligations or for general corporate purposes).
The foregoing description of the Amendment in this report is a summary only and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Amendment No. 1 to the Amended and Restated Credit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 17, 2009	By:	/s/ William G. Love
William G. Love
Treasurer

Index to Exhibits

Exhibit
Number	Description

10.1	Amendment No. 1 to the Amended and Restated Credit Agreement